Exhibit 21.1
Subsidiaries of the Registrant

	Jurisdiction
	of		% of
Subsidiary Name	Formation	Owner	Ownership	Nature of Business
Imperial Premium Finance, LLC[1]	FL	Imperial Holdings, LLC	100%	Licensed insurance premium financer.
Imperial PFC Financing, LLC	IL	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
Imperial PFC Financing II, LLC	GA	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
Portfolio Servicing, LLC	FL	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
Sovereign Life Financing, LLC	DE	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
Imperial Life Financing II, LLC	GA	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
MXT Investments, LLC	FL	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
PSC Financial, LLC	FL	Imperial Premium Finance, LLC	100%	Special purpose entity formed for the premium finance business.
Imperial Life and Annuity Services, LLC	FL	Imperial Holdings, LLC	100%	Licensed insurance agency.
Imperial Life Settlements, LLC	DE	Imperial Holdings, LLC	100%	Licensed life/viatical settlement provider.
Imperial Finance & Trading, LLC	FL	Imperial Holdings, LLC	100%	Employs staff and provides administrative services to Imperial Holdings, LLC and its subsidiaries.
Washington Square Financial, LLC[2]	GA	Imperial Holdings, LLC	100%	Originates and services structured settlement transactions.
Haverhill Receivables, LLC	GA	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial SRC I, LLC	FL	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial SRC IV, LLC	FL	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial SRC V, LLC	FL	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial Annuities, LLC	FL	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial Funding V, LLC	FL	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial Settlements Financing 2010, LLC	GA	Washington Square Financial, LLC	100%	Special purpose entity formed for the structured settlements business.
Imperial Litigation Funding, LLC	FL	Imperial Holdings, LLC	100%	Specialty finance company that purchases a portion of a potential settlement in a variety of lawsuits.

[1]	Does business as Imperial Premium Finance of Florida

[2]	Does business as Imperial Structured Settlements